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                                                                       Exhibit 1

                             JOINT FILING AGREEMENT

      In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including amendments thereto) with respect to the Common Stock of Biopack Environmental Solutions Inc. and further agree that this Joint Filing Agreement be included as an exhibit to such joint filing.

      The persons named below further agree that each party hereto is responsible for the timely filing of such Statement on Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein; provided, however, that no party is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such party knows or has reason to believe that such information is inaccurate.

Date: May 21, 2007

                                                GOOD VALUE GALAXY LIMITED

                                                By: /s/ Albert Oung
                                                    ----------------------------
                                                Name: Albert Oung
                                                Title:   Director

                                                JOYFUL SERVICES LIMITED

                                                By: /s/ Albert Oung
                                                    ----------------------------
                                                Name: Albert Oung
                                                Title:   Director

                                                By: /s/ Cheng Hai Oung
                                                    ----------------------------
                                                Name: Cheng Hai Oung